UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On October 29, 2024, Rush Enterprises, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its third quarter ended September 30, 2024 (the “Earnings Press Release”). A copy of the Earnings Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On March 8, 2024, the Company filed a Current Report on Form 8-K to disclose that, amongst other things, Michael J. McRoberts would be stepping down from his role as Chief Operating Officer (“COO”) in the second half of the year and that the Board of Directors of the Company had appointed Jason Wilder to serve as COO, effective upon the date that Mr. McRoberts steps down. Today, the Company announced in its Earnings Press Release that Mr. McRoberts is stepping down from his role as COO effective October 31, 2024 (the “Effective Date”).

Mr. McRoberts will continue to serve the Company in a senior advisory role and in his current capacity as a member of the Board of Directors of the Company. In connection with Mr. McRoberts’s transition into the role of a senior advisor, the Company, Rush Administrative Services, Inc. and Mr. McRoberts have entered into an agreement (the “Senior Advisor Agreement”) effective November 1, 2024, terminable by either party upon thirty (30) days’ notice or upon a mutually agreed date. Pursuant to the terms of the Senior Advisor Agreement, Mr. McRoberts will continue to receive his current annualized base salary of $624,700 until the end of the year, and he will be eligible for equity awards and a cash bonus in March 2025 based on his service and contributions to the Company in 2024. Beginning January 1, 2024, he will receive an annualized base salary of $800,000, payable in bi-monthly installments.

While Mr. McRoberts is employed as a senior advisor to the Company, he will (i) continue to accrue benefits under his existing employee benefit and retirement plans of the Company based on his position as of the Effective Date, (ii) continue to vest in all outstanding unvested equity awards held by him as of the Effective date, and (iii) participate in the health insurance and other welfare benefit plans of the Company in which he currently participates; provided, however, that (x) his participation in the Rush Enterprises, Inc. Executive Transition Plan shall terminate on the Effective Date, and (y) he shall not be entitled to receive any short-term or long-term incentive compensation (including equity-based awards or cash bonuses based on his performance or the Company’s performance) after the Effective Date (except with respect to his eligibility to receive equity awards and a cash bonus in March 2025 based on his service and contributions in 2024); provided, however, that each calendar year, beginning with the 2025 calendar year, he will be entitled to receive $250,000 in restricted stock awards, on or about March 15 of the following year. Such restricted stock awards will be subject to the same vesting periods and requirements applicable to the awards provided to executive officers of the Company. Should his employment terminate prior to the end of a calendar year, his restricted stock awards payable the following March will be prorated. The Senior Advisor Agreement also includes customary confidentiality, non-solicitation and non-compete provisions. For the avoidance of doubt, Mr. McRoberts will not receive separate compensation for his services as a member of the Board of Directors of the Company while he is also serving in a senior advisory role to the Company.

The foregoing description of the Senior Advisor Agreement is qualified in its entirety by reference to the full text of the Senior Advisor Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

(c)         As previously disclosed, the Board of Directors of the Company appointed Jason Wilder to serve as COO, effective November 1, 2024. Mr. Wilder, age 49, served as the Company’s Senior Vice President – Navistar Dealerships, from May 2019 until October 2024. From 2011 until 2019, he served as Regional General Manager of the Georgia Region, and as the Regional General Manager of the Company’s North Carolina dealerships from 2008 until 2011. Mr. Wilder joined the Company in November 2006 as the General Manager of the Atlanta medium-duty dealership. Prior to joining the Company, he was the General Manager of Fouts Brothers Truck Center in Smyrna, Georgia. Mr. Wilder has a Bachelor of Arts in Foreign Language – International Trade, Spanish from Auburn University. In connection with his promotion to COO, the Board of Directors of the Company approved a new base salary of $500,000 for Mr. Wilder, effective November 1, 2024.

There are no family relationships between Mr. Wilder and any Company director or executive officer, and no arrangements or understandings between Mr. Wilder and any other person pursuant to which he was selected as an officer. Mr. Wilder is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure.

The Earnings Press Release also announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.18 per share of Class A and Class B common stock, to be paid on December 12, 2024, to all shareholders of record as of November 12, 2024.

The information in this Current Report on Form 8-K with respect to Item 2.02 and Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished under Item 2.02 and Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.         Description

10.1	Senior Advisor Agreement, effective as of November 1, 2024, by and among Rush Administrative Services, Inc., Rush Enterprises, Inc. and Michael J. McRoberts.
99.1	Rush Enterprises, Inc. press release dated October 29, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: October 29, 2024	By:	/s/ Steven L. Keller
Chief Financial Officer and Treasurer